SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2005

                  Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     777 Old Saw Mill River Road, Tarrytown, New York               10591
(Address of principal executive offices)                                 (Zip Code)

Registrant’s telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 6, 2005, Progenics Pharmaceuticals, Inc. (the “Company”) and Cytogen Corporation (“Cytogen”), the owners of PSMA Development Company, LLC, a joint venture formed to develop in vivo immunotherapeutic products utilizing prostate-specific membrane antigen (“PSMA”), agreed on a work plan and annual budget for 2005. The joint venture is funded generally by equal capital contributions from each of the Company and Cytogen in accordance with an annual budget approved by the joint venture representatives from each such party. The Company cannot give any assurances that agreement will be reached with respect to budgets and work plans for any period after December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By: /s/ Robert A. McKinney Robert A. McKinney Chief Financial Officer, Vice President, Finance and Operations and Treasurer

Date: June 8, 2005